Exhibit 10.2

FORM OF EIGHT PERCENT (8%) DEBENTURE

THIS DEBENTURE HAS NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THE SECURITIES ARE BEING OFFERED PURSUANT TO A SAFE HARBOR FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THE SECURITIES ARE “RESTRICTED” AND MAY NOT BE OFFERED OR SOLD UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT, PURSUANT TO REGULATION D OR PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND THE BORROWER WILL BE PROVIDED WITH OPINION OF COUNSEL OR OTHER SUCH INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH EXEMPTIONS ARE AVAILABLE. FURTHER HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE MADE EXCEPT IN COMPLIANCE WITH THE ACT.

PITOOEY!, INC.

8% DEBENTURE

April 29, 2013

This Debenture (the “Debenture”) is executed and delivered in connection with, and subject to the conditions contained in, the investment agreement (the “Investment Agreement”) of even date herewith between the Payee hereof, as Investor and the Borrower hereof as the Company.

Pitooey!, Inc., a Nevada corporation, (the “Borrower”), hereby promises to pay to the order of Intelliace Group, LLC. (the “Payee”) ON DEMAND by Payee, and if no demand is made, one year from and after the date of each advance, the principal amount of One Million, One Hundred Thousand Dollars ($1,100,000.00), or, if less is outstanding hereunder, the unpaid principal amount of all advances made by Payee to Borrower hereunder, together with interest on the unpaid principal amount hereof from the date of borrowing until repayment thereof at an annual rate of interest equal to 8% (the “Rate”). Accrued interest hereunder shall be due and payable at the maturity of each loan. All interest hereunder shall be computed for the actual number of days elapsed on a 365-day year basis.

At the times and upon the conditions set out in the Investment Agreement, Payee shall loan principal amounts to Borrower in tranches, each in the principal amount mutually agreed upon with Intelliace reserving the right and sole discretion to decline or deny any such subsequent purchases in whole or in part., representing a total potential advance of One Million, One Hundred Thousand Dollars ($1,100,000.00). The amount of all such advances, the date of borrowing and the date of repayment or partial repayment shall be indicated on Schedule A attached to this Debenture. Any notation by Payee on such Schedule shall constitute prima facie evidence of the items noted, provided, however, that the failure to make such a notation with respect to any borrowing hereunder shall not limit or otherwise affect the obligation of Borrower to repay the amount of outstanding principal and accrued interest pursuant to the terms hereof.

The Payee may honor telephone instructions made by Borrower to Payee for additional advances under the Debenture (not to exceed the maximum principal amount), given by any one of the individuals authorized by the Borrower to sign this Debenture and make such telephonic authorizations, or to any other individual designated in writing by any one of such authorized signers. At Payee’s request, Borrower will promptly provide written confirmation to the Payee of any telephonic instructions or authorization. If there is a discrepancy and the Payee has already acted on the telephone instructions, the telephone instructions will prevail over the written confirmation. Borrower shall indemnify and hold harmless Payee (including its directors, officers, employees and agents) from all liability, loss, costs fees and expenses incurred by Payee in connection with any act resulting from telephonic instructions the Payee reasonably believes are made by any individual authorized by Borrower to give such instructions, such indemnity to survive repayment of the obligations evidenced hereunder.

Borrower shall have the right to voluntarily prepay, without premium or penalty, at any time, any part of all of the indebtedness evidenced hereby, upon three (3) business days’ prior notice in writing to Payee specifying the amount and date of such prepayment. Any prepayment shall include interest accrued to the date of such prepayment.

Principal and interest payments on this Debenture shall be made in lawful money of the United States of America at the offices of Payee, 707 W 7th Ave Suite 330, Spokane, Washington 99204, or at such other place as Payee shall, by written notice to Borrower, designate. Any payment due on Saturday, Sunday or legal holiday shall be made on the next succeeding day not a Saturday, Sunday or legal holiday (a “Business Day”), and any extension of the due date shall be reflected in the calculation of the interest payable. All payments hereunder shall be credited first to accrued interest and then to the unpaid principal balance. Each payment shall be made by Borrower without set-off or counterclaim in immediately available funds not later than 2:00 p.m., Spokane time, and funds received after that time will be deemed to have been received on the next Business Day.

All amounts borrowed by Borrower hereunder shall be used solely to finance working capital for its business operations (the “Purpose”).

Borrower hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Debenture.

At the election of Payee or legal holder hereof and without notice, the indebtedness remaining unpaid hereon shall become at once due and payable at the place of payment aforesaid in case of default (“Default”) as follows: (i) in the payment, when due and payable, of any amounts due hereunder, or any portion thereof, in accordance with the terms hereof or (ii) if any petition is filed by or against Borrower under the Federal Bankruptcy Code or similar state law or if Borrower becomes insolvent, howsoever evidenced or (iii) if the proceeds of the loan evidenced by this Debenture have not been used for the Purpose. In the event of a Default, Payee or legal holder hereof shall be entitled to (a) interest on all overdue payments at the Rate plus five hundred (500) basis points and (b) reasonable costs of collection, including court costs and reasonable attorneys’ fees.

To secure the prompt payment and full and timely performance of all of Borrower’s Obligations (as defined below) to Payee, Jacob DiMartino, David Sonkin, and Robert Swope, Officers and Directors of Borrower (“Pledgor”) has entered into a pledge and escrow agreement of even date herewith (“Pledge Agreement”) whereby Pledgor grants to Payee a security interest in and to (a) issued and outstanding shares of common stock of Borrower (the “Pledged Shares”), (b) distributions, dividends or return of capital upon or in respect of the Pledged Shares, all additional interests or percentages resulting from a split-up, revision, reclassification or other like change of the Pledged Shares and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of the Pledged Shares and all rights evidenced thereby, (c) any newly-issued or newly acquired shares of stock or any subsidiary, affiliate, successor or assign of Borrower in respect of the Pledged Shares, (d) any shares or other equity or debt interests issued or issuable in respect of the Pledged Shares as a result of the merger, reorganization, liquidation, consolidation or other structural change in Borrower and (e) all books, records, ledger sheets and other records relating to the foregoing, and all of Pledgor’s rights to all proceeds, products, offspring, rents and profits of the foregoing, including, without limitation, proceeds of insurance therefrom (collectively, the “Collateral”).

As used herein, “Obligations” shall mean all obligations of Borrower to Payee arising under or in connection with (i) the Investment Agreement and (ii) all documents, instruments and other agreements delivered in connection with the Investment Agreement, including without limitation all certificates and other agreements made in connection therewith.

To induce Payee to enter into this Debenture, and make each subsequent disbursement and loan, Borrower represents and warrants to Payee as follows:

(a)

Authority. The execution, performance and delivery of this Debenture and all other agreements and transactions contemplated hereby and thereby have been duly authorized by Borrower.

(b)

Enforceability. This Debenture constitutes the legal, valid and binding obligations of Borrower, enforceable in accordance with its terms.

(c)

No Breach. The execution, performance and delivery of this Debenture will not constitute a breach of, or default under, any provision of any certificate of incorporation or by-law, contract, agreement, mortgage, trust or other indenture to which either Borrower is bound by any order, rule, regulation or law of any jurisdiction binding on such party.

(d)

Other Liens. There are no other liens, claims, security interests or other encumbrances (“Liens”) attaching to the Collateral.

This Debenture is one of the several agreements entered into in connection with the Investment Agreement (collectively, the “Transaction Documents”) that constitute the entire agreement between Borrower and Payee with respect to the subject matter contained herein and supersedes all prior understandings, whether written or oral.

This Debenture shall be deemed to be made under and shall be construed (both as to validity and performance) in accordance with the laws of the State of Nevada without giving effect to the principals of conflict of laws thereof. Each of the parties consents to the jurisdiction of the U.S. District Court sitting in the District of the State of Washington or the state courts of the State of Washington sitting in Spokane, Washington in connection with any dispute arising under this Debenture and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens to the bringing of any such proceeding in such jurisdictions.

Any term or provision of this Debenture which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Debenture or affecting the validity or enforceability of any of the other terms or provisions of this Debenture in any other jurisdiction.

This Debenture may be executed in multiple counterparts, each of which shall be an original, but all of which shall be deemed to constitute on instrument.

IN WITNESS WHEREOF, with the intent to be legally bound hereby, the Borrower has executed this

Debenture as of the date first written above.

PITOOEY!, INC.

By:  ___________________

Name:

Jacob DiMartino

Title:

Chief Executive Officer

By:  ___________________

Name:

David Sonkin

Title:

Chief Operating Officer

By:  ___________________

Name:

Robert Swope

Title:

Chief Technology Officer

By:  ___________________

Name:

Patrick Deparini

Title:

Chief Financial Officer

SCHEDULE A

BORROWINGS

Date of Borrowing	Principal Amount Borrowed	Accrued Interest	Amount and date of Repayment	Principal Amount Outstanding